UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2 to Form 8-K)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005 (August 9, 2005)

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04       Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

                On December 30, 2005, SVB Financial Group (the “Company”) delivered a notice to participants in the Silicon Valley Bank 401(k)/ESOP Plan (the “Plan”) informing such participants that the SVB Financial Group Stock Fund (which represents investments in shares of the Company’s common stock) in the Plan will cease to be “blacked out” to exchanges in and new contributions.  Effective January 4, 2006, the fund will be re-opened as an available investment option in the Plan.  The notice specified that questions could be directed to Fidelity Investments at 1-800-835-5095 or logging on to Fidelity NetBenefits® at www.401k.com.  Or, questions may be directed to Robert Coleman, Director of Total Rewards and Accountability, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone to (408) 654-7752.

This black out was initially implemented as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 and the suspension of certain sales of its common stock pursuant to outstanding Registration Statements on Form S-8.  As of December 30, 2005, both of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005 nor September 30, 2005 have been filed with the Securities and Exchange Commission.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2005	SVB FINANCIAL GROUP

	By:	/s/ JACK JENKINS-STARK
	Name:	Jack Jenkins-Stark
	Title:	Chief Financial Officer